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                                                                      EXHIBIT 15

                                        Re: Colonial Realty Limited Partnership
                                            (File No. 0-20707)
                                            Registrations on Form S-3


We are aware that our report dated August 13, 2003 on our review of interim financial information of Colonial Realty Limited Partnership for the three and six-month periods ended June 30, 2003 and 2002 and included in the Partnership's quarterly report on Form 10-Q for the periods then ended, is incorporated by reference in the registration statement on Form S-3 related to the Shelf Registration filed on May 25, 2000 (File No. 333-37922). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                         /s/ PricewaterhouseCoopers LLP
                                             PricewaterhouseCoopers LLP

Birmingham, Alabama
August 13, 2003